UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 13, 2007

                              LOGICA HOLDINGS, Inc.
             (Exact name of registrant as specified in its charter)




           Nevada                        0-50621                 86-0787790
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                      82 Avenue Road, Toronto, Ontario
                                M5R 2H2, Canada
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (416) 929-5798

                              Maximum Awards, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities.

                                 SHARE EXCHANGE

         Effective July 9, 2007, Logica Holdings, Inc. ("Logica Holdings" or the "Company") completed the acquisition of Plays On The Net Plc, a United Kingdom company ("POTN"), Anne's World Limited ("AW"), a Canadian limited company, and Curtain Rising Inc. ("CR," and together with POTN and AW the "Acquired Companies") a Canadian Incorporated company, pursuant to a share exchange agreement (the "Exchange Agreement") by and between the Company, POTN, AW, CR and the sole shareholder of the Acquired Companies, the Winterman Group Ltd. (the "Sole Shareholder").

         Under the Exchange Agreement dated July 9, 2007, the Company issued to the Sole Shareholder 12,000,000 shares of the common stock of the Company. The shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. The Sole Shareholder is an accredited investor as defined under the Securities Act of 1933. All shares of common stock issued pursuant to the share exchange contain legends restricting transferability absent registration or applicable exemption. The issued shares constitute 84.93% of the Company's common stock outstanding immediately after the effective time of the share exchange.

         The description of the Exchange Agreement set forth herein is qualified in its entirety by the specific terms of the Exchange Agreement, a copy of which is attached hereto as an Exhibit.

      CERTAIN INFORMATION CONCERNING LOGICA HOLDINGS INC, PLAYS ON THE NET
               PLC, ANNE'S WORLD LIMITED AND CURTAIN RISING INC.

BUSINESS DESCRIPTION
--------------------

         Logica Holdings is a holding company whose primary focus is in the e-commerce and information technology sector. It has been and remains the intention of the Directors of the Company to build an organization that is able to react to the individual market places in which they operate in a timely and efficient manner by structuring each company as a small and compact unit, rather than having an interdependent behemoth as we see with a number of larger financial service organizations. Each subsidiary has a specific purpose and is managed by highly experienced, professional and motivated individuals whose performance is rewarded on the basis of the success of the subsidiary. Some of the subsidiaries are newly established, others are in development such as Anne's Diary and others have been established for many years such as Playsonthenet. As a diversified holding company, Logica Holdings focuses on the acquisition of emerging growth companies with a strategic focus on creating a host of competitive advantages while creating a leading market position and highly recognized brands. Maintaining a diverse portfolio of products and services that are offered to a broad and well-established customer base will create a stable, recurring revenue stream. The Company maintains a common branding strategy based on the belief that each brand is unique. The Logica Holdings brand is then used as an endorsement brand, supporting the individual brand with a sense of the group's global strength and resources.

         Plays on the net Plc
         --------------------

         Plays On The Net Plc began as an online database for unpublished playwrights. A platform for writers to share their work, to communicate with fellow dramatists and to explore new ideas, it has since grown into an extensive retail site and all-round theatre information site.

         In addition to the plays database, POTN now offers books, music and movies, and is as well-known for their audio book content as for their original drama. With contracts with a number of leading publishers already secured, the future for POTN will include extending across all media and dramatic arts to incorporate the worlds of theatre, literature, film and music in one easy-to-navigate online venue. POTN also offers classic works of literature and theatre in downloadable e-book format direct to your laptop, mobile phone or PDA. Choose from an extensive range of favorite novels, plays and poetry, including hard-to-find titles from classic writers.

         Curtain Rising Inc
         ------------------

         Curtain Rising Inc began as an online database for theatres. Organized by city, the concept was a user-friendly search engine which would enable theatergoers to locate productions, venues and information with ease. It has since grown into an extensive worldwide directory of plays and theatres and a tight-knit community created by, and utilized by theatres, actors, producers and individuals with an interest in performing arts. Curtain Rising has now licensed the rights to its database and web site to Playsonthenet and the combination of the two companies set to become the single resource centre for theatergoers, playwrights and advertisers.

         An exciting addition to the original website, the Curtain Rising Magazine is a weekly online journal featuring the news and reviews from POTN along with feature articles, original plays and more. Presented in a stunning glossy magazine format, this is a fascinating and original resource for both theatergoers and theatre professionals and a significant addition to the POTN family of companies.

         Anne's World Ltd.
         -----------------

         Anne's World Ltd has obtained the license for `Anne's Diary'. The world's first secure social networking site for children, Anne's Diary is an interactive virtual world for young people, secured with cutting-edge biometric technology in the form of a personal fingerprint reader. Inspired by the stories of "Anne of Green Gables", the site offers a safe, fun and educational environment where children can keep a private online diary and photo gallery and chat with their peers from around the world in a protected chatroom and forum, safe in the knowledge that they are communicating only with verified members of the same age. Thanks to the technology of our partners: Fujitsu, Novell and 123ID, Anne's Diary is setting new standards in online safety while offering children a unique and exciting world in which to express their creativity and interact with other young people. Partnerships with other high-end children's websites as well as police and education authorities will help bring this ground-breaking project to children and concerned parents around the world.


DESCRIPTION OF PROPERTY
-----------------------

         The Acquired Companies do not own any property. POTN has recently leased office space at 82 Avenue Road, Toronto, Ontario M5R 2H2, Canada. The office is approximately 2,000 square feet. The lease runs through June 2009 with an optional two year extension thereafter. The monthly rent is $14,100 (Canadian). POTN believes that the space is adequate for its current needs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

         The following table sets forth the beneficial ownership of the Company's common stock, upon the closing of the Exchange Agreement transaction, by the Company's directors, executive officers, and each person known by the Company to own beneficially more than 5% of the Company's common stock

                                                               % of Issued
         Shareholder                  # of Shares Owned   and Outstanding Shares
         ------------                 -----------------   ----------------------

         Enzo Taddei                           -                    -
         Director and CFO

         Giuseppe Pino Baldassarre             -                    -
         CEO and President

         Winterman Group Ltd.             12,273,671              84.93%


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------

         The following individuals serve as the officer's and directors of the
Company:

         Name                           Position
         ----                           --------

         Enzo Taddei                    Director and Chief Financial Officer
         Giuseppe Pino Baldassarre      Chief Executive Officer and President

         Enzo Taddei. Mr. Taddei was appointed a Director and Chief Financial Officer of the Company March 21, 2007. He was previously the sole shareholder and director of a private accountancy firm, Adesso Res Asesores in Spain, which he operated for eight years between 1999 and 2006. Prior to setting up his own accountancy company, Mr. Taddei worked for a firm of chartered accountants based in Marbella, Malaga whilst completing his BBA degree. Mr. Taddei is fluent in English, Spanish and Italian. Mr. Taddei holds degrees in economics from the University of Malaga, Spain, a degree in Business Administration from the University of Wales, UK, and a Master Degree in Taxation and fiscal related subjects from the University of E.A.D.E in Malaga, Spain.

         Giuseppe Pino Baldassarre. Mr. Baldassarre was appointed the Chief Executive Officer and President of the Company May 15, 2007. From 2006 until April 2007, Mr. Baldassarre served as the Vice President of Business Development for 123ID, a software development company specializing in biometric solutions. From 2005 until March 2007, Mr. Baldassarre served as the Chief Executive Officer and President of BPT Technologies, where he was responsible for the establishment and implementation of the company's North American operations. From 2002 until 2005 Mr. Baldassarre served as the Managing Director of The Logica Group, a division of The MacKenzie Group, in Melbourne, Florida, where he was primarily responsible for logistics, sales and distribution. Mr. Baldassare received a B.A. degree in mathematics (with a minor in economics) from York University of Toronto, Canada in 1979, and an M.B.A. from INSEAD, Fontainebleau, France in 1981.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
-------------------------------------------------------------------------

         None. The Company does not currently have any independent Directors on its Board of Directors.


LEGAL PROCEEDINGS
-----------------

         The Acquired Companies are not currently involved in any litigation that they believe could have a materially adverse effect on their financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or to the knowledge of the executive officers, threatened against or affecting the Acquired Companies, in which an adverse decision could have a material adverse effect.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.
---------------------------------------------

         None.


Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements required under Item 9.01(a) of Form 8-K are attached.

(b) Proforma Financial Information. Proforma financial information required under Item 9.01(b) of Form 8-K is attached.

(d)      Exhibits.
         99.1 Share Exchange Agreement dated July 9, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2007                         LOGICA HOLDINGS, INC.

                                            BY:  /s/ Giuseppe Pino Baldassarre
                                                 -----------------------------
                                                 Giuseppe Pino Baldassarre
                                                 Chief Executive Officer

                     LOGICA HOLDINGS, INC. AND SUBSIDIARIES

                     (FORMERLY KNOWN AS MAXIMUM AWARDS INC)

              UNAUDITED PROFORMA CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 2006 AND 2005








                                    CONTENTS

Consolidated Balance Sheets                                                 F-2

Consolidated Statements of Operations and Comprehensive Loss                F-3

Consolidated Statements of Stockholders' Deficit                            F-4

Consolidated Statements of Cash Flows                                       F-5

Notes to Consolidated Financial Statements                            F-6 - F-27


LOGICA HOLDINGS INC. AND SUBSIDIARIES.
(FORMERLY KNOWN AS MAXIMUM AWARDS INC)
Unaudited Proforma Consolidated Balance Sheets: December 31, 2006 and 2005


                                                                    2006           2005
                                                                    ----           ----
                                     ASSETS

Current
    Cash                                                       $    63,271    $    42,206
    Accounts receivable (net of allowance $2,200; 2005-$nil)        69,962         43,766
    Inventory                                                       10,872         10,662
    Prepaid Expense                                                  5,472           --
                                                               -----------    -----------


Total Current Assets                                               149,577         96,634

Equipment, net (note 5)                                            447,439         21,285

Intangible Asset (note )                                           140,450           --
                                                               -----------    -----------

Total Assets                                                   $   737,466    $   117,919
                                                               ===========    ===========

                                   LIABILITIES

Current
    Accounts payable                                           $   361,189    $   156,048
    Accrued charges                                                 81,788         25,000
    Liability for unredeemed points (note 4)                        15,579         15,744
    Due to related party (note 7)                                  116,000         39,000
    Convertible debenture (note 8)                                 388,705           --
    Advances from directors (note 8)                                  --           82,362
                                                               -----------    -----------

Total Current Liabilities                                          963,261        318,154
                                                               -----------    -----------


Total Liabilities                                                  963,261        318,154
                                                               ===========    ===========

                              STOCKHOLDERS' DEFICIT


Capital Stock (note 9)                                             213,677         33,052

Additional Paid-In Capital                                       2,475,558      1,106,850

Accumulated Other Comprehensive Loss                               (22,388)       (27,030)

Accumulated Deficit                                             (2,892,642)    (1,313,107)
                                                               -----------    -----------

Total Stockholders' Deficit                                       (225,795)      (200,235)
                                                               -----------    -----------

Total Liabilities and Stockholders' Deficit                    $   737,466    $   117,919
                                                               ===========    ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC)
Unaudited ProForma Consolidated Statements of Operations and Comprehensive Loss Years Ended December 31, 2006 and 2005

                                                         2006           2005
                                                         ----           ----

Revenue (note 10)                                    $   494,873    $   329,927

Cost of Sales                                            239,250        114,871
                                                     -----------    -----------

Gross Profit                                             255,623        215,056

Expenses
    General and administrative                         1,097,151        557,954
    Legal and professional fees                           60,294         91,956
    Marketing Expense                                    221,125           --
    Technology Content                                   259,164           --
    Salary to related parties (note 7)                   150,000        258,400
    Amortization                                          10,791          5,697
                                                     -----------    -----------

                                                       1,798,525        914,007
                                                     -----------    -----------

Loss from Operations                                  (1,542,905)      (698,951)
                                                     -----------    -----------
Other Expense
    Interest expense                                     (30,580)        (1,485)
                                                     -----------    -----------

Loss Before Income Taxes                              (1,573,482)      (700,436)

    Provision for income taxes (note 11)                  (6,053)        (3,681)
                                                     -----------    -----------
Net Loss                                              (1,579,535)      (704,117)

Foreign Currency Translation Adjustment                    4,642         28,715

Comprehensive Loss                                   $(1,574,893)   $  (675,402)
                                                     -----------    -----------

Basic and Fully Diluted Loss per Share               $     (0.17)   $     (0.38)
                                                     -----------    -----------
Basic and Fully Diluted Weighted Average Number of
 Shares Outstanding During the Year Adjusted for
 Reverse Stock Split (note 14) and acquisition         9,457,364      1,771,585
                                                     -----------    -----------



                 The accompanying notes are an integral part of
                    these consolidated financial statements.


LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC)
Unaudited Proforma Consolidated Statements of Stockholders' Deficit
Years Ended December 31, 2006 and 2005


                          Preferred Shares
                      ---------------------
                             "Series A"             Common Shares                     Accumulated                       Total
                      ---------------------   -----------------------   Additional       Other                       Stockholders'
                        Number                   Number                   Paid-In    Comprehensive    Accumulated      (Deficit)
                      of Shares   Par Value    of Shares    Par Value     Capital        Loss           Deficit         Equity
                      ---------   ---------   -----------   ---------   ----------   -------------    -----------    -------------
Balance,
 January 1,
 2005                 1,000,000   $   1,000    25,526,900   $  25,527   $  508,876   $     (55,745)   $  (608,990)   $    (129,332)

  Shares issued
   for cash                --          --       6,525,000       6,525      597,974            --             --            604,499

  Foreign exchange
   on translation          --          --            --          --           --            28,715           --             28,715

  Net loss                 --          --            --          --           --              --         (704,117)        (704,117)
                      ---------   ---------   -----------   ---------   ----------   -------------    -----------    -------------

Balance,
  December 31,
  2005                1,000,000   $   1,000    32,051,900   $  32,052   $1,106,850   $     (27,030)   $(1,313,107)   $    (200,235)

   Shares issued
    for cash               --          --         400,000         400       79,600            --             --             80,000

   Shares issued
    for services           --          --         225,000         225       22,275            --             --             22,500

   Shares issued
    for
    Acquisition            --          --     180,000,000     180,000    1,026,952            --             --          1,206,952

   Forgiveness
    of loan                --          --            --          --        239,881            --             --            239,881

   Foreign exchange
    on translation         --          --            --          --           --             4,642           --              4,642

   Net loss                --          --            --          --           --              --       (1,579,535)      (1,579,535)
                      ---------   ---------   -----------   ---------   ----------   -------------    -----------    -------------

Balance,
  December 31,
  2006                1,000,000   $   1,000   212,676,900   $ 212,677   $2,475,558   $     (22,388)   $(2,892,642)   $    (225,795)


                 The accompanying notes are an integral part of
                    these consolidated financial statements.


LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Unaudited Proforma Consolidated Statements of Cash Flows:
Years Ended December 31, 2006 and 2005


                                                               2006           2005
                                                               ----           ----
Cash Flows from Operating Activities
    Net loss                                               $(1,579,535)   $  (704,117)
    Adjustments to reconcile net loss to net cash used
     in operating activities:
       Amortization                                             10,791          5,697
       Accounts receivable                                     (26,196)        53,003
       Inventory                                                  (210)        (5,470)
       Prepaid expenses                                         (5,472)         2,542
       Accounts payable                                        205,141        (46,109)
       Accrued charges                                          56,788           --
       Liability for unredeemed points                            (165)        14,015
       Stock issued for services                                22,500           --
                                                           -----------    -----------


     Net cash used in operating activities                  (1,316,358)      (680,439)
                                                           -----------    -----------


Cash Flows from Investing Activities
       Acquisition of Intangible Assets                       (140,450)          --
       Purchase of equipment                                  (436,945)       (16,096)
                                                           -----------    -----------

    Net cash used in investing activities                     (577,395)       (16,096)
                                                           -----------    -----------

Cash Flows from Financing Activities
       Advances from directors                                 (82,362)        56,213
       Decrease in notes payable                                  --           (5,575)
       Increase in convertible debenture                       388,705           --
       Proceeds from issuance of capital stock for cash         80,000        604,499
       Issuance of capital stock for acquisition               522,073           --
       Additional Paid in Capital of Subsidiary acquired       684,879           --
       Forgiveness of Directors Loans                          239,881           --
       Due to related party                                     77,000         39,000
                                                           -----------    -----------


     Net cash provided by financing activities               1,910,176        694,137
                                                           -----------    -----------


Net Increase (Decrease) in Cash                                 16,423         (2,398)

Foreign Exchange on Translation                                  4,642         28,715

Cash - beginning of year                                        42,206         15,889
                                                           -----------    -----------


Cash - end of year                                         $    63,271    $    42,206
                                                           ===========    ===========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



1.    Operations and Business

      Maximum Awards, Inc., and Subsidiaries, formerly known as Rising Fortune Incorporated, (the "Company"), was incorporated in the State of Nevada on March 7, 1995. The Company was inactive between 1996 and 2000. In 2000, the Company entered into an agreement to distribute certain product. However, the agreement never materialized and the Company continued to remain inactive until November 18, 2003. On November 19, 2003, the Company amended its Articles of Incorporation to change its name to Maximum Awards, Inc.

      On December 9, 2003, the Company entered into a definitive Share Exchange Agreement (the "Agreement") with Maximum Awards (Pty) Ltd., ("Maximum Awards") an Australian corporation operating a consumer rewards program, whereby the Company acquired all of the issued and outstanding shares of the Maximum Awards in exchange for 1,466,667 common shares and 1,000,000 preferred shares Series "A" of the Company in a reverse merger transaction. The preferred shares Series "A" are non-participating, but each share is entitled to 50 votes in a general meeting. In addition, the Company issued 146,666 common shares as a finder's fee for assistance in the acquisition of Maximum Awards. As a result of the Agreement, the principal shareholder of Maximum Awards controlled 96% of the Company. While the Company is the legal parent, as a result of the reverse takeover, Maximum Awards became the parent company for accounting purposes.

      On June 1, 2004, the Company acquired 100% of the issued and outstanding share capital of both Global Business Group Australia Pty Ltd. ("Global Business") and Travel Easy Holidays Pty Ltd. ("Travel Easy") from the shareholders of the respective companies for $1.00 each. Global Business and Travel Easy are controlled by the same shareholder, who controls the Company and the Subsidiary. As such, this transfer of equity interests between common controlled entities is accounted for as a recapitalization of the Company with the net assets of the Subsidiary and the Company brought forward at their historical basis.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      1. Operations and Business (cont'd)

      The Company operates a consumer rewards points program known as Maximum Awards ("Maximum Awards Program"). Under this program, consumers earn points by purchasing products and services from a range offered by Global Business, Travel Easy, or program partners. Accumulated points then can be redeemed to acquire additional desired products or services from the same list of such items offered by Global Business or Travel Easy.

      Global Business, maintains a catalogue of available goods and services which a member can purchase, or acquire through the redemption of points. Travel Easy is a licensed travel agency which services the public and also allows members to purchase travel services or redeem points for airline tickets or travel packages.

       In July 2007, the Company acquired 100% of the issued and outstanding share capital of Plays On The Net Plc and its subsidiaries through the issue of 12,000,000 common shares. Plays on the Net Plc is a development stage company which establishes websites and online retail outlets for the sale of books, music, and movies for playback on personal computers and mobile devices. The acquisition has been accounted for as a business combination in these unaudited proforma financial statements.

2.    Going Concern

      The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      The Company has sustained operating losses since inception, has raised minimal capital and has no long-term contracts related to its business plans. The Company's continuation as a going concern is uncertain and dependant on successfully bringing its services to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. Though the business plan indicates profitable operation in the coming year, these profits are contingent on completing and fulfillment of contracts with various providers of goods and services throughout the world to provide the Company with a cash flow to sustain operations.

      The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


3.    Summary of Significant Accounting Policies

      a)    Basis of Financial Statement Presentation

            These unaudited proforma consolidated financial statements have been prepared to reflect the financial position of the Company as if it had acquired Plays On The Net at the beginning of the reporting period. As Plays on The Net was incorporated in May, 2006, these financials include the results on Plays on the Net since that date. The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, under the accrual method of accounting, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business. These statements are pro forma statements that include the statements of Plays On The Net Plc, a UK company which was acquired on July 9th through the issue of 180 million common shares. These pro forma statements are prepared to reflect the financial position of the Company and the results of operations as though the acquisition date for all business combinations that occurred had been as of the beginning of the annual reporting period.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      b)    Basis of Consolidation

            The merger of the Company and Maximum Awards (Pty) Ltd. has been recorded as the recapitalization of the Company, with the net assets of the Subsidiary and the Company brought forward at their historical basis. The intention of the management of the Subsidiary was to acquire the Company as a shell company to be listed on the OTC Bulletin Board. Management has not pursued the business of the Company. As such, accounting for the merger as the recapitalization of the Company is deemed appropriate.

            In March 2007, the Company agreed to acquire 100% of the issued and outstanding share capital of Plays on The Net Plc and its subsidiaries through the issue of 180,000,000 common shares. The pending acquisition has been accounted in these unaudited proforma financial statements as a business combination.

            These consolidated financial statements include the financial position and results of operations of Global Business and Travel Easy and Plays and Plays On The Net Plc.

            The weighted average and total number of shares outstanding have been retroactively restated for each period to reflect the number of shares issued to shareholders of the subsidiary at acquisition as if that acquisition had occurred at the beginning of the reporting period.

      c)    Unit of Measurement

            United States of America currency is being used as the unit of measurement in these financial statements.

      d)    Use of Estimates

            In preparing the Company's consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      e)    Inventory

            Inventory consists of goods purchased for resale. Inventory is valued at the lower of cost or net realizable value. Cost is determined on a first-in, first-out basis. The Company records their inventory reserves for estimated obsolescence or unmarketable inventory which is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

      f)    Revenue Recognition

            Consumer Reward Points Program
            The Company does not charge a membership fee for joining the Maximum Awards Program.

            The Company recognizes commission income from a participating vendor when the participating vendor commits to purchasing points from the Company and collectibility is reasonably assured.

            Travel Agency

            The Company earns commission revenues from ticket sales and reports this revenue in accordance with Emerging Issues Task Force ("EITF") Issue No.99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". The Company is an agent and not the primary obligor, and accordingly the amounts earned are determined using a fixed percentage, a fixed-payment schedule, or a combination of the two.

      f)    Revenue Recognition (cont'd)

            Online Shopping

            The Company recognizes revenue from product sales when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectibility is reasonably assured. Additionally, revenue arrangements with multiple deliverables are divided into separate units of accounting if the deliverables in the arrangement meets the following criteria:

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



            (1) The delivered item has value to the customer on a standalone basis;
            (2) There is objective and reliable evidence of the fair value of undelivered items; and
            (3) Delivery of any undelivered item is probable.

            Product sales, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped and title passes to customers. Retail items sold to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon the Company's delivery to the carrier. The return policy allows customers to exchange product within 7 days.

            The Company periodically provides incentive offers to it's customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as offers for future discounts subject to a minimum current purchase, and other similar offers. Current discount offers, when accepted by the customers, are treated as a reduction to the purchase price of the related transaction, while inducement offers, when accepted by the customers, are treated as a reduction to purchase price based on estimated future redemption rates. Redemption rates are estimated using the Company's historical experience for similar inducement offers. Current discount offers and inducement offers are presented as a net amount in revenue.

            Outbound shipping charges to customers are included in net sales.

       g)    Foreign Currency Translation

            The Company accounts for foreign currency translation pursuant to Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation". The Company's functional currency is the Australian dollar. All assets and liabilities are translated into U.S. dollars using the current exchange rate. Revenues and expenses are translated using the average exchange rates prevailing throughout the year. Translation adjustments are included in other comprehensive income (loss) for the period.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


      h)    Fair Value of Financial Instruments

            The estimated fair value of financial instruments has been determined by the Company using available market information and valuation methodologies. Considerable judgment is required in estimating fair value. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange. At December 31, 2006 and 2005, the carrying amounts of cash, accounts receivable, accounts payable, accrued charges, notes payable and advances from directors approximate their fair values due to the short-term maturities of these instruments.

      i)    Equipment

            Equipment is stated at cost. Depreciation, based on the estimated useful lives of the assets, is provided using rates that range between 20% and 30% using the declining balance method. Work in process primarily consists of expenditures for the development of a computer software project associated with the Company's website incurred subsequent to the completion of the preliminary project stage. In accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", the Company has capitalized external direct costs of material and services developed or obtained for these projects and certain payroll and payroll related expenses for employees directly associated with these projects. Amortization for the software project begins when the computer software is ready for its intended use.

      j)    Intangible Asset

            Intangible asset represents costs incurred related to the publishers' contracts. The Company determined that the asset meets the indefinite life criteria outlined in Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", because the Company expects both the contract and the cash flows generated by the contract to continue indefinitely due to the likelihood of continued renewal at little or no cost. Accordingly, the Company does not amortize this intangible asset, but instead reviews this asset at least annually for impairment. If the carrying amount of this intangible asset exceeds the fair value, an impairment loss would be recorded in an amount equal to that excess. Additionally, each reporting period, the Company assesses whether events or circumstances have occurred which indicate that the indefinite life criteria are no longer met. If the indefinite life criteria are no longer met, the Company will amortize the intangible asset over its remaining useful life.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


      j)    Impairment of Long-Lived Assets

            In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.

            The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell. As described in Note 2, the long-lived assets have been valued on a going concern basis. However, substantial doubt exists as to the ability of the Company to continue as a going concern. If the Company ceases operations, the asset values may be materially impaired.

      k)    Income Taxes

            The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

      l)    Share-Based Payments

            In accordance with SFAS No. 123 "Share-Based Payments" ("SFAS No. 123R"), the Company enters into transactions in which goods or services are the consideration received for the issuance of equity instruments. The value of these transactions are measured and accounted for, based on the fair value of the equity instrument issued or the value of the services, whichever is more reliably measurable. The services are expensed in the periods during which the services are rendered.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      m)    Earnings (Loss) per Common Share

            The Company calculates net earnings (loss) per share based on SFAS No. 128, "Earnings per Share". Basic earnings (loss) per share is computed by dividing the net earnings (loss) attributable to the common stockholders by the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

      n)    Comprehensive Income (Loss)

            The Company adopted SFAS No. 130, "Reporting Comprehensive Income." (SFAS No. 130). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income (loss) is presented in the statements of stockholders' (deficit) equity, and consists of net earnings (loss) and foreign currency translation adjustments. SFAS No. 130 requires only additional disclosures in the financial statements and does not affect the Company's financial position or results of operations.

      o)    Concentration of Credit Risk

            SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk", requires disclosure of any significant off-balance sheet risk and credit risk concentration. The Company does not have significant off-balance sheet risk or credit concentration. The Company maintains cash with major Australian financial institutions.

            The Company provides credit to its clients in the normal course of its operations. It carries out, on a continuing basis, credit checks on its clients and maintains provisions for contingent credit losses which, once they materialize, are consistent with management's forecasts.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


            For other debts, the Company determines, on a continuing basis, the probable losses and sets up a provision for losses based on the estimated realizable value.

            Concentration of credit risk arises when a group of clients having a similar characteristic such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions. The Company does not have any significant risk with respect to a single client.

      p)    Segment Reporting

            SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the manner in which public enterprises report segment information about operating segments. The Company has determined that its operations primarily involve four reportable segments based on the companies being consolidated: Maximum Awards Inc. - a consumer rewards program; Travel Easy Holidays Pty Ltd. - a travel agency; and Global Business Group Pty Ltd. - an online shopping business and Plays On The Net, an online book and audible content business. The Company has two regions of operations, Australia and Canada.

      q)    Recent Accounting Pronouncements

            In February 2006, the "SFAS" No. 155, "Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). This Statement permits fair value of remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities"; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities", to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


            No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, SFAS No. 155 will have on its financial position.

            In March 2006, FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets", an amendment of FASB Statement No. 140" ("SFAS No. 156"). In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) amortization method or (2) fair value measurement method. SFAS No. 156 is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any; SFAS No. 156 will have on its financial position.

            In July 2006, the Financial Accounting Standard Board (FASB) issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, "Accounting for Income Taxes". FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material effect on its financial statements.

            In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 provides enhanced guidance for using fair value to measure assets and liabilities. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. SFAS 157 does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


            Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt SFAS 157 effective for periods beginning January 1, 2008. The Company is currently evaluating the impact, if any, adoption of SFAS 157 will have on it's financial statements.

            In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132 (R)" ("SFAS 158") which was effective for fiscal years ending after December 31, 2006. SFAS 158 requires an employer to recognize the funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. The funded status of a benefit plan is defined as the difference between the fair value of the plan assets and the plans benefit obligation. For a pension plan the benefit obligation is the projected benefit obligation and for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation. SFAS 158 requires an employer to recognize as a component of other comprehensive income, net of tax, the gains and losses and prior service costs or credits that arise during the period but that are not recognized as components of net periodic benefit costs pursuant to SFAS No. 87, "Employers' Accounting for Pensions". SFAS 158 also requires an employer to measure the funded status of a plan as of the date of its year-end. Additional footnote disclosure is also required about certain effects on net periodic benefit cost for the next year that arise from the delayed recognition of gains or losses, prior service costs or credits, and transition asset or obligation. The Company and its subsidiary do not anticipate that the adoption of this statement will have a material effect on their financial condition or operations.

            In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"), which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


            opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS 157. Upon implementation, an entity shall report the effect of the first remeasurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation. The Company is currently evaluating the impact, if any, adoption of SFAS 159 will have on its financial statements.

4.    Consumer Reward Points Program

      The Company operates a consumer reward program, as described in Note 1, whereby, consumers earn points by purchasing goods and services with various vendors, whom are registered with the program. When a consumer purchases a good or service, the vendor remits a cash amount for the amount of points earned by the consumer to the Company. The Company does not maintain a separate escrow account for unredeemed points. The liability for unredeemed points is determined based on management's knowledge of the industry, historical trends and other competitor's valuations in similar industries.


LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005





5.    Equipment, net

                                                             2006                         2005
                                                      Accumulated                  Accumulated
                                              Cost   Amortization          Cost   Amortization
                                       -----------   ------------   -----------   ------------
      Office furniture and equipment   $    63,622   $     17,322   $    23,147   $      6,521
      Computer software                      5,560          1,274         5,177            518
      Work in Progress                     396,853           --           5,177            518
                                       -----------   ------------   -----------   ------------

                                       $   466,035   $     18,596   $    28,324   $      7,039
                                       -----------   ------------   -----------   ------------

      Net carrying amount                            $    447,439                 $     21,285
                                                     ------------                 ------------

6.    Intangible Asset

      At December 31, 2006, the Company recognized an unamortized intangible asset amounting to $140,450 related to publishers' contracts that the Company entered into in 2006.


7.    Related Party Balances and Transactions

      Related party transactions and balances were transacted with directors of the Company and a related party. During the year, the Company paid salaries to two directors and a related party for management services incurred. Transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the above mentioned parties.

      Included in accounts receivable is $5,567 (2005 - $nil) due to a company controlled by a director.

      The related party balance of $116,000 ($39,000 at December 31, 2005) is owed to a shareholder of the Company for accounting services provided. Included in General and Administrative expense is $77,000 (2005 - $39,000) related to these services. The amount is non-interest bearing, unsecured and due on demand.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



8.    Convertible Debenture

      During the year the Company sold convertible debentures to The Winterman Group totaling $388,705. These debentures are secured by the assets of the Company as per a general security agreement, bear interest at 10% per annum and are payable on demand after January 31, 2007. The investor may convert the debenture into common stock at the lower of $0.10 per share or market price of the stock at the time of election.

      The Company determined that no value shall be assigned to the conversion feature of these debentures as the effective interest rate of the debenture is equal to the stated interest rate.


8.    Advances from Directors

                                                2006              2005
                                                ----              ----
        Maxwell Thomas                     $           -     $      42,336
        Michael Sullivan                               -            40,026
                                           -------------     -------------

                                           $           -     $      82,362
                                           =============     =============

      The advances are non-interest bearing, unsecured and due demand. The Directors agreed to forgo their advances on the acquisition of Plays On The Net Plc. Amounts forgiven are reflected in Additional Paid In Capital.


LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


9.    Capital Stock

        Authorized
           10,000,000   Preferred shares, Series "A", par value of $0.001 per
                        share, non-participating, voting rights of 50 votes
                        per share
          100,000,000   Common shares, par value of $0.001 per share

                                                                            2006        2005
                                                                            ----        ----
        Issued
            1,000,000   Preferred shares, Series "A" (2005 - 1,000,000)   $   1,000   $   1,000
          212,676,900   Common shares (2005 - 2,136,793)                    212,677      32,052
                                                                          ---------   ---------
                                                                          $ 213,677   $  33,052
                                                                          =========   =========

      On November 19, 2003, the Company amended its authorized share capital to increase the number of its authorized common shares to 100,000,000 common shares and to create 10,000,000 preferred shares with a par value of $0.001 per share. The rights of the preferred shares are to be determined at the discretion of the directors.

      On December 5, 2003, the board of directors designated 1,000,000 Series "A" preferred shares. The Series "A" preferred shares are non-participating but carry 50 votes per share at a general meeting. The remaining 9,000,000 preferred shares have not as yet been designated.

      In 2003, the shareholder of Maximum Awards (Pty) Ltd. contributed $179,523 to fund operating expenses. The amount was recorded in equity of the legal subsidiary, Maximum Awards (Pty) Ltd., and it has been reflected as additional paid in capital upon consolidation.

      The following transactions occurred during 2005 and 2006:

      a) On June 21, 2005 the Company issued 5,000 common shares for a cash consideration of $2,500.

      b) On October 10, 2005 the Company issued 1,500,000 common shares for a cash consideration of $150,000.

      c) On November 1, 2005 the Company issued 3,500,000 common shares for a cash consideration of $300,000.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



      d) On November 21, 2005 the Company issued 575,000 common shares for a cash consideration of $57,500.

      e) On November 30, 2005 the Company issued 345,000 common shares for a cash consideration of $34,500.

      f) On December 12, 2005 the Company issued 550,000 common shares for a cash consideration of $55,000.

      g) On December 21, 2005 the Company issued 50,000 common shares for a cash consideration of $5,000.

      h) On March 14, 2006 the Company issued 300,000 common shares for a cash consideration of $30,000.

      i) On March 14, 2006 the Company issued 100,000 common shares for a cash consideration of $50,000.

      j) On December 15, 2006 the Company issued 225,000 common shares for services rendered, valued at $22,500.

      k) In March 2007, the Company agreed to issue 180 million shares for the acquisition of Plays on The Net Plc. The transaction is valued at $522,073, or $0.0029 per share. For accounting purposes, this acquisition has been included as if the acquisition occurred as of the beginning of the reporting period. Plays On The Net was incorporated on 23 May 2006. The transaction was finalized in July, 2007

      l) In March 2007, as a condition to the acquisition of Plays On The Net Plc, the directors agreed to forgive their debt in the Company. The balances outstanding at December 31, 2006 amounting to $239,881 have been transferred to additional paid-in capital to reflect this condition.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



10.   Segmented Information
                                                         2006           2005
                                                         ----           ----
Revenues by Segment:
  Plays On The Net Plc                               $      --             --
  Maximum Awards - consumer rewards points program        10,871         13,040
  Travel Easy - travel agency                            269,388        154,154
  Global Business - online shopping                      214,614        162,733
                                                     -----------    -----------
  Consolidated Revenues                              $   494,873    $   329,927
                                                     ===========    ===========


Operating (Loss) Income by Segment:
 Plays On The Net                                    $  (708,350)          --
  Maximum Awards - consumer rewards points program      (890,037)      (569,734)
  Travel Easy - travel agency                             77,962       (130,902)
  Global Business - online shopping                      (22,480)         1,685
                                                     -----------    -----------
Consolidated Operating Loss                          $(1,542,905)   $  (698,951)
                                                     ===========    ===========


Assets by Segment:
  Plays On The Net                                   $   577,542    $      --
  Maximum Awards - consumer rewards points program        18,725         27,674
  Travel Easy - travel agency                            107,202         44,956
  Global Business - online shopping                       33,997         54,798
                                                     -----------    -----------
Consolidated Gross Assets                            $   737,466    $   127,428
                                                     ===========    ===========


Total Liabilities by Segment:
  Plays On The Net                                   $    55,469    $      --
  Maximum Awards -consumer rewards points  program       650,125        251,968
  Travel Easy - travel agency                            284,495         41,800
  Global Business - online shopping                       26,828         33,895
                                                     -----------    -----------
Consolidated Total Liabilities                       $   963,261    $   327,663
                                                     ===========    ===========

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005



Revenues by Segment:
  Australia                                              494,873    $   329,927
  Canada                                                    --             --
                                                     -----------    -----------
  Consolidated Revenues                              $   494,873    $   329,927
                                                     ===========    ===========


Operating (Loss) Income by Geographical:
  Australia                                              834,555       (698,951)
  Canada                                                (708,350)          --
                                                     -----------    -----------
Consolidated Operating Loss                          $(1,542,905)   $  (698,951)
                                                     ===========    ===========


Assets by Geographical:
  Australia                                              159,924         44,956
  Canada                                                 577,542           --
                                                     -----------    -----------
Consolidated Gross Assets                            $   737,466    $   127,428
                                                     ===========    ===========


Total Liabilities by Segment:
  Australia                                              907,792         41,800
  Canada                                                  55,469           --
                                                     -----------    -----------
Consolidated Total Liabilities                       $   963,261    $   327,663
                                                     ===========    ===========


      The Company does not earn any significant revenues from a single customer.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


11.   Income Taxes

      The Company accounts for income taxes pursuant to, "Accounting for Income Taxes" ("SFAS 109"). This standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates.

      Under SFAS 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

      The Company's current income taxes are as follows:

                                                          2006          2005
                                                          ----          ----

      Expected income tax recovery for Australia at
       the statutory rate of 34%                       $ (295,625)   $ (255,148)
      Expected income tax recovery for Canada at the
       statutory rate of 36.1%                         $ (256,470)   $ (255,148)
      Australian income taxes                               6,053         3,681
      Valuation allowance                                 552,095       255,148
                                                       ----------    ----------

      Current income taxes                             $    6,053    $    3,681
                                                       ==========    ==========

      The Company has deferred income tax assets as follows:

                                                          2006          2005
                                                          ----          ----

      Net operating losses carry forwards              $  989,322    $  443,000
      Difference in book and tax depreciation              (1,852)            -
      Valuation allowance                                (987,470)     (443,000)
                                                       ----------    ----------
      Total                                                     -             -
                                                       ==========    ==========


      As of December 31, 2006, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $2,897,000 (2005 - $1,302,000) that may be offset against future taxable income. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements as the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

      The tax losses will start to expire in 2026 if not used to offset future taxable income.

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


12.   Commitments and Contingencies

      The Company entered into a consulting agreement with a consultant, who is also the spouse of a shareholder of the company holding the convertible debenture referred to in note 8, for a period of six months beginning August 1, 2006. The Company will pay a monthly fee of $15,000. The consultant may opt, in lieu of cash, to receive payment for services rendered in stock at a price of $0.10 per share or market price, which ever is lower at the time of payment. The Company has determined that the conversion feature of this contract is not material and therefore has not been valued.

13.   Supplemental Disclosure of Cash Flow Information

      The Company had cash flows from interest paid or income taxes paid for the years ended December 31, 2006 and 2005 as follows:

                                           2006              2005
                                           ----              ----
      Cash paid during the year for:

       Interest paid                     $   5,310        $   1,485
       Income taxes paid                 $   3,681        $     861



14.   Subsequent Events

      On March 12, 2007, the convertible debenture was converted to common stock by The Winterman Group and as a result the Company issued 4,101,500 shares common stock to Winterman Group Ltd. The stock was converted at a rate of $0.10 per common stock (pre-split).

LOGICA HOLDINGS, INC. AND SUBSIDIARIES
(FORMERLY KNOWN AS MAXIMUM AWARDS INC.)
Notes to Unaudited Proforma Consolidated Financial Statements
December 31, 2006 and 2005


      On March 12, 2007, the Company agreed to undertake the reverse split of its authorized common stock at a ratio of fifteen to one. The issued and outstanding common stock was reduced from 36,782,970 to 2,452,198, with an amended par value of $0.015 per common stock.

      On May 14, 2007, the Company entered into Heads of Agreement ("HOA") with Plays On The Net Plc ("POTN") for the purchase of 100% of the common stock of POTN and its subsidiary through the issuance of 12,000,000 common shares (180,000,000 shares pre-split). These unaudited proforma consolidated financial statements include the financial accounts of Plays on the Net as a subsidiary of the company and are accounted as a business combination.

15.   Comparative Information

      Certain prior year balances have been reclassified to conform to the current year's financial statement presentation. Plays on the Net Plc does not have comparative balances as the company was incorporated in May 2006.

                      LOGICA HOLDINGS INC AND SUBSIDIARIES
                         (FORMERLY: MAXIMUM AWARDS INC.)

          INTERIM PRO-FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                        THREE MONTHS ENDED MARCH 31, 2007
                               AND MARCH 31, 2006
                                    UNAUDITED






                                    CONTENTS

Interim Condensed Consolidated Balance Sheets                             F-29

Interim Condensed Consolidated Statements of Operations and
 Comprehensive Loss                                                       F-30

Interim Condensed Consolidated Statements of Stockholders' Deficit        F-31

Interim Condensed Consolidated Statements of Cash Flows                   F-32

Notes to Interim Condensed Consolidated Financial Statements           F-33 - 41

LOGICA HOLDINGS INC AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC.)
Unaudited Pro-Forma Interim Condensed Consolidated Balance Sheets
March 31, 2007 and December 31, 2006




                                                         2007           2006
                                                     (Unaudited)    (unaudited)

                                     ASSETS

Current
    Cash                                             $    53,221    $    63,271
    Accounts receivable                                   61,923         69,962

    Inventory                                             13,320         10,872
    PrePaid Expense                                        5,531          5,472
                                                     -----------    -----------

Total Current Assets                                     133,995        149,577

Equipment, net (note 4)                                  461,154        447,439

Intangible Asset  (note 5)                               141,956        140,450
                                                     -----------    -----------

Total Assets                                         $   737,105    $   737,466
                                                     ===========    ===========

                                   LIABILITIES

Current
    Accounts payable                                 $   433,725    $   361,189
    Accrued charges                                       90,206         81,788
    Liability for unredeemed points (note 6)              15,366         15,579
    Due to related parties (note 7)                      340,232        116,000
    Convertible debenture (note 8)                          --          388,705
                                                     -----------    -----------

Total Liabilities                                        879,529        963,261
                                                     -----------    -----------



                              STOCKHOLDERS' DEFICIT

Capital Stock (note 9)                                   216,838        213,677

Additional Paid-In Capital                             2,893,947      2,475,558

Accumulated Comprehensive Loss                           (37,630)       (22,388)

Accumulated Deficit                                   (3,215,579)    (2,892,642)
                                                     -----------    -----------

Total Stockholders' Deficit                             (142,424)      (225,795)
                                                     -----------    -----------

Total Liabilities and Stockholders' Deficit          $   737,105    $   737,466
                                                     -----------    -----------


                 The accompanying notes are an integral part of these interim condensed consolidated financial statements.


LOGICA HOLDINGS INC AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC.)
Unaudited Pro-Forma Interim Condensed Consolidated Statements of Operations and
Comprehensive Loss Three Months Ended March 31, 2007 and March 31, 2006

                                                          2007            2006
                                                       (Unaudited)     (Unaudited)
Revenues                                              $     77,604    $    105,217

Cost of Sales                                               38,490          50,795
                                                      ------------    ------------

Gross Profit                                                39,114          54,422
                                                      ------------    ------------

Expenses
    General and administrative                             168,069         260,355
    Legal and professional fees                             18,000          10,000
    Marketing Expense                                       11,718            --
    Technology and Content                                 143,580            --
    Depreciation                                             4,580           1,319
                                                      ------------    ------------
                                                           345,947         271,674
                                                      ------------    ------------

Loss from Operations                                      (306,833)       (217,252)
                                                      ------------    ------------

Other Expense

    Interest Expense                                       (16,104)         (1,120)
                                                      ------------    ------------

Loss Before Income Taxes                                  (322,937)       (218,372)


    Provision for income taxes (note 13)                      --              --
                                                      ------------    ------------

Net Loss                                                  (322,937)       (218,372)
                                                      ------------    ------------

Foreign Currency Translation Adjustment                    (15,242)         (3,190)
                                                      ------------    ------------

Comprehensive Loss                                    $   (338,179)   $   (221,562)
                                                      ============    ============

Basic and Diluted Loss per Share                      $      (0.03)   $      (0.10)
                                                      ============    ============

Basic and Fully Diluted Weighted Average
     Number of Shares Outstanding During the Period
     Adjusted for the reverse stock split               14,424,583       2,155,000
                                                      ============    ============


                 The accompanying notes are an integral part of these interim condensed consolidated financial statements.


LOGICA HOLDINGS INC AND SUBSIDIARIES
(FOMERLY: MAXIMUM AWARDS INC.)
Unaudited Pro-Forma Interim Condensed Consolidated Statements of Stockholders' Deficit
Three Months Ended March 31, 2007 and 2006


                          Preferred Shares
                            "Series A"               Common Shares
                     ------------------------   -----------------------   Additional     Accumulated                       Total
                        Number                     Number                    Paid-In   Comprehensive    Accumulated    Stockholders'
                      of Shares    Par Value     of Shares    Par Value      Capital        Loss          Deficit         Deficit
                     ----------    ---------    -----------   ---------   ----------   -------------    -----------    ------------
Balance,
 January 1,
 2006                 1,000,000        1,000     32,051,900      32,052    1,106,850         (27,030)    (1,313,107)       (200,235)

  Shares issued
   for cash                --           --          400,000         400       79,600            --             --            80,000

  Shares issued
   for services            --           --          225,000         225       22,275            --             --            22,500

  Shares issued
   for acquisition         --           --      180,000,000     180,000    1,026,952            --             --         1,206,952

  Forgiveness of
   Loan                    --           --             --          --        239,881            --             --           239,881

  Foreign exchange
   on translation          --           --             --          --           --             4,642           --             4,642

  Net loss                 --           --             --          --           --              --       (1,579,535)     (1,579,535)
                     ----------    ---------    -----------   ---------   ----------   -------------    -----------    ------------

Balance,
 December 31,
 2006                 1,000,000        1,000    212,676,900     212,677    2,475,558         (22,388)    (2,892,642)       (225,795)

  Return of
   preferred
   shares            (1,000,000)      (1,000)          --          --          1,000            --             --              --

  Shares issued
   for debentures          --           --        4,101,500       4,101      406,049            --             --           410,150

  Shares issued
   for services            --           --           60,000          60       11,340            --             --            11,400

  Foreign exchange
   on translation          --           --             --          --           --           (15,242)          --           (15,242)

  Net loss                 --           --             --          --           --              --         (322,937)       (322,937)
                     ----------    ---------    -----------   ---------   ----------   -------------    -----------    ------------
Balance,
  March 31,
  2007                     --      $    --      216,838,400   $ 216,838   $2,893,947   $     (37,630)   $(3,215,579)   $   (142,424)
                     ==========    =========    ===========   =========   ==========   =============    ===========    ============

                 The accompanying notes are an integral part of these interim condensed consolidated financial statements.


LOGICA HOLDINGS INC AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC.)
Unaudited Pro-Forma Interim Condensed Consolidated Statements of Cash Flows
Three Months Ended March 31, 2007 and March 31, 2006



                                                              2007         2006
                                                           (Unaudited)  (Unaudited)
Cash Flows from Operating Activities
    Net loss                                                $(322,937)   $(218,372)
    Adjustment for non-cash item:
       Depreciation                                             4,580        1,319
                                                            ---------    ---------

                                                             (318,357)    (217,053)
    Changes in non-cash working capital:
       Accounts receivable                                      8,038       (1,520)
       Inventory                                               (2,448)       2,056
       Prepaid expenses                                           (59)     (11,114)
       Accounts payable                                        72,536          773
       Accrued charges                                          8,418         --
       Liability for unredeemed points                           (213)       2,915
                                                            ---------    ---------

Net Cash Used in Operating Activities                        (232,085)    (223,943)
                                                            ---------    ---------
Cash Flows from Investing Activities
    Purchase of equipment and intangible assets               (19,801)      (4,525)
                                                            ---------    ---------

Net Cash Used in Investing Activities                         (19,801)      (4,525)
                                                            ---------    ---------

Cash Flows from Financing Activities
       (Conversion of) increase in convertible debentures    (388,705)     158,032
       Due to from related parties                            224,233       (2,016)
       Issuance of common stock                               421,550       80,000
       Advances from directors                                   --          1,159
                                                            ---------    ---------
Net Cash Provided by Financing Activities                     257,078      237,175
                                                            ---------    ---------

Net (Decrease) Increase in Cash                                 5,192        8,707

Foreign Exchange on Translation                               (15,242)      (3,190)

Cash - Beginning of Period                                     63,271       42,206
                                                            ---------    ---------

Cash - End of Period                                        $  53,221    $  47,723
                                                            =========    =========



                 The accompanying notes are an integral part of these interim condensed consolidated financial statements.

LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements March 31, 2007
Unaudited




1.       Operations and Business

      Maximum Awards, Inc. ("Maximum"), and Subsidiaries (the "Company"), formerly known as Rising Fortune Incorporated, was incorporated in the State of Nevada on March 7, 1995. The Company was inactive between fiscal 1996 and fiscal 2003. On November 19, 2003, the Company amended its Articles of Incorporation to change its name to Maximum Awards, Inc.

      On December 9, 2003, Maximum entered into a definitive Share Exchange Agreement (the "Agreement") with Maximum Awards (Pty) Ltd., ("Maximum Awards") an Australian corporation operating a consumer rewards program, whereby Maximum acquired all of the issued and outstanding shares of the Maximum Awards in exchange for 22,000,000 common shares and 1,000,000 preferred shares Series "A" of Maximum in a reverse merger transaction. The preferred shares Series "A" are non-participating, but each share is entitled to 50 votes in a general meeting. In addition, Maximum issued 2,200,000 common shares as a finder's fee for assistance in the acquisition of Maximum Awards. As a result of the Agreement, the principal shareholder of Maximum Awards controls 96% of Maximum. While Maximum is the legal parent, as a result of the reverse takeover, Maximum Awards became the parent company for accounting purposes.

      On June 1, 2004, Maximum Awards acquired 100% of the issued and outstanding share capital of both Global Business Group Australia Pty Ltd. ("Global Business") and Travel Easy Holidays Pty Ltd. ("Travel Easy") from the shareholders of the respective companies for $1.00 each. At the time of the transaction Maximum Awards, Global Business, Travel Easy and Maximum were companies under common control. As such, this transfer of equity interests between common controlled entities is accounted for as a recapitalization of Maximum Awards with the net assets of Global Business and Travel Easy brought forward at their historical basis.

      The Company operates a consumer rewards points program known as Maximum Awards ("Maximum Awards Program"). Under this program, consumers earn points by purchasing products and services from a range offered by Global Business, Travel Easy, or program partners. Accumulated points then can be redeemed to acquire additional desired products or services from the same list of such items offered by Global Business or Travel Easy.

      Global Business, maintains a catalog of available goods and services which a member can purchase, or acquire through the redemption of points. Travel Easy is a licensed travel agency which services the public and also allows members to purchase travel services or redeem points for airline tickets or travel packages.

LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements March 31, 2007
Unaudited


      In July 2007, the Company acquired 100% of the issued and outstanding share capital of Plays on The Net Plc and its subsidiaries through the issue of 12,000,000 common shares. Plays on the Net Plc is a development stage company which establishes websites and online retail outlets for the sale of books, music, and movies for playback on personal computers and mobile devices. The acquisition has been accounted for as a business combination in these unaudited proforma financial statements.

2.    Going Concern

      The accompanying interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

      The Company has sustained operating losses since inception, has raised minimal capital and has no long-term contracts related to its business plans. The Company's continuation as a going concern is uncertain and dependant on successfully bringing its services to market, achieving future profitable operations and obtaining additional sources of financing to sustain its operations. In the event the Company cannot obtain the necessary funds, it will be necessary to delay, curtail or cancel the further development of its products and services. Though the business plan indicates profitable operation in the coming year, these profits are contingent on completing and fulfillment of contracts with various providers of goods and services throughout the world to provide the Company with a cash flow to sustain operations.

      The interim condensed proforma consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3.    Summary of Significant Accounting Policies

      The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. These financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These interim condensed consolidated financial statements should be read in conjunction with the unaudited pro-forma consolidated financial statements and notes thereto for the year ended December 31, 2006 included in this form 8K.


LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements
March 31, 2007
Unaudited


      These financial statements have been prepared to show the effect of the acquisition of Plays On The Net as if the acquisition had occurred at the beginning of the period. The acquisition of Plays On The Net has been accounted for as a business combination.



      Recent Accounting Pronouncement

      In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for
      Financial Assets and Financial Liabilities Including an Amendment of FASB
      Statement No. 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the
      Board's long-term measurement objectives for accounting for financial instruments. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This statement does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value. This statement does not establish requirements for recognizing and measuring dividend income, interest income, or interest expense. This statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, "Fair Value
      Measurements", and No. 107, "Disclosures about Fair Value of Financial
      Instruments." This statement is effective as of the beginning of the entity's first fiscal year that begins after November 15, 2007. The
      Company is currently reviewing the effect, if any, the proposed guidance will have on its financial statements.
4.       Equipment, net
                                                         March 31,                  December 31,
                                                              2007                          2006
                                                       Accumulated                   Accumulated
                                               Cost   Depreciation           Cost   Depreciation
                                       ------------   ------------   ------------   ------------
      Office furniture and equipment   $     77,536   $     21,704   $     63,622   $     17,322
      Computer software                       5,686          1,472          5,560          1,274
      Work in Progress                      401,108           --          396,853           --
                                       ------------   ------------   ------------   ------------
                                       $    484,330   $     23,176   $    466,035   $     18,596

      Net carrying amount                             $    461,154                  $    447,439
                                                      ------------                  ------------


LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements March 31, 2007
Unaudited


5.    Intangible Asset

      The Intangible Assets amounting to $141,956 (Dec 2006 -$140,450) relates to publishers' contracts that the Company entered into in 2006.


6.    Consumer Reward Points Program

      The Company operates a consumer reward program, as described in Note 1, whereby consumers earn points by purchasing goods and services with various vendors, whom are registered with the program. When a consumer purchases a good or service, the vendor remits a cash amount for the amount of points earned by the consumer to the Company. The Company does not maintain a separate escrow account for unredeemed points. The liability for unredeemed points is determined based on management's knowledge of the industry, historical trends and competitor's valuations in similar industries.
7.       Due to Related Parties

      The amount due to related party is owed to shareholders of the Company for consulting services and cash investments. The amount is non-interest bearing, unsecured and due on demand.

8.    Convertible Debenture

      During 2006, the Company sold convertible debentures to The Winterman Group totaling $388,705. These debentures were secured by the assets of the Company as per a general security agreement, bore interest at 10% per annum and were payable on demand after January 31, 2007. The debenture was converted into common stock at $0.10 per share on March 21, 2007 through the issuance of 4,101,500 common shares.

9.    Advances from Directors

                             March 31,    December 31,
                                 2007            2006


          Maxwell Thomas     $      --     $    89,184
          Michael Sullivan          --         150,697
                             -----------   -----------

                             $      --     $   239,881
                             -----------   -----------


LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements
March 31, 2007
Unaudited


    The advances are non-interest bearing, unsecured and are due on demand. The
    Directors agreed to forgo their advances on the acquisition of Plays On The
    Net Plc. Amounts forgiven are reflected in Additional Paid In Capital.
10.      Capital Stock

        Authorized

            10,000,000     Preferred shares, rights to be granted at the discretion of the
                           Board of Directors

          1,500,000,000    Common shares, par value of $0.001 per share (2006 - $0.001 per share)

                                                             March 31,    December 31,
                                                               2007          2006
Issued
NilPreferred shares, Series "A"
(December 31, 2006 - 1,000,000)                             $         -   $   1,000
216,838,400Common shares (December 31, 2006 - 32,676,900)       216,838       32,677
                                                            -----------   -----------

                                                            $   216,838   $   33,677
                                                            -----------   -----------

      The following transactions occurred during 2006 and 2007:

      a) On January 19, 2006 the Company issued 300,000 common shares for a cash consideration of $30,000

      b) On February 16, 2006 the Company issued 100,000 common shares for a cash consideration of $50,000

      c) On December 15, 2006 the Company issued 225,000 common shares for a legal services valued at $22,500

      d) On March 21, 2007, a director of the Company returned 1,000,000 preferred shares, Series "A" for no consideration and the Company cancelled the shares.

      e) On March 21, 2007 the Company issued 4,101,500 common shares for the conversion of a note held in the company. The shares were issued at $0.10 per share.

      f) On March 28, 2007 the Company issued 60,000 common shares (pre reverse split) for a cash consideration of $11,400 .

LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements March 31, 2007
Unaudited




      g) In May 2007 the company completed a stock roll back of 15:1. The authorized share capital remained at 100 million shares after the roll back.

      h) In July the company completed the acquisition of Plays On The Net through the issue of 12 million common shares.

11.      Related Party Transaction

      During the period, the Company paid salaries to a director in the amount of $ nil (2006 - $50,000).

      During the period, the Company also paid consulting fees to a director in the amount of $22,500 (2006 - $19,983) and consulting fees to a shareholder in the amount of $15,000 (2006 - $39,000), both of which have been included in general and administrative expenses.

      Included in accounts receivable is $5,567 (2006 - $5,567) due to a company controlled by a director.

      Included in accounts payable is $5,901 (2006 - $nil) due to a company controlled by a director.

      These transactions were in the normal course of business and recorded at an exchange value established and agreed upon by the related parties.



      12. Segmented Information
                                                     Three Months  Three Months
                                                            Ended         Ended
                                                         March 31      March 31
                                                             2007          2006
Revenues by Segment:
   Maximum Awards - consumer rewards points program      $    --      $   3,595
   Travel Easy - travel agency                              31,924       51,543
   Plays On The Net                                           --           --
   Global Business - online shopping                        45,680       50,079
                                                         ---------    ---------

Interim Consolidated Revenues                            $  77,604    $ 105,217
                                                         ---------    ---------

Operating (Loss) Income by Segment:
   Maximum Awards - consumer rewards points program      $ (78,576)   $(169,882)
   Travel Easy - travel agency                             (60,896)     (48,359)
   Plays On The Net                                       (170,658)        --
   Global Business - online shopping                         3,297          989
                                                         ---------    ---------

Interim Consolidated Operating Loss                      $(306,833)   $(217,252)
                                                         =========    =========

LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements March 31, 2007
Unaudited


                                                      March 31,    March 31,
                                                         2007         2006
Assets by Segment:
   Maximum Awards - consumer rewards points program   $  17,419    $  18,725
   Travel Easy - travel agency                           82,250      107,202
   Plays On The Net                                     606,683      577,542
   Global Business - online shopping                     30,753       33,997
                                                      ---------    ---------

Consolidated Gross Assets                             $ 737,105    $ 737,466
                                                      =========    =========


Liabilities by Segment:
   Maximum Awards - consumer rewards points program   $ 249,180    $ 596,469
   Travel Easy - travel agency                          344,680      284,495
   Plays On The Net                                     259,546       55,469
   Global Business - online shopping                     26,123       26,828
                                                      ---------    ---------

Consolidated Total Liabilities                        $ 879,529    $ 963,261
                                                      =========    =========



Geographical information is as follows:
Revenues by Segment:
  Australia                                              77,604    $ 105,217
  Canada                                                   --           --
                                                      ---------    ---------
  Consolidated Revenues                               $  77,604    $ 105,217
                                                      =========    =========


Operating (Loss) Income by Geographical:
  Australia                                            (136,175)    (217,252)
  Canada                                               (170,658)        --
                                                      ---------    ---------
Consolidated Operating Loss                           $(306,833)   $(217,252)
                                                      =========    =========


Assets by Geographical:
  Australia                                             130,422      159,924
  Canada                                                606,683      577,542
                                                      ---------    ---------

Consolidated Gross Assets                             $ 737,105    $ 737,466
                                                      =========    =========


Total Liabilities by Segment:
  Australia                                             619,983      907,792
  Canada                                                259,546       55,469
                                                      ---------    ---------

Consolidated Total Liabilities                        $ 879,529    $ 963,261
                                                      =========    =========


LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements
March 31, 2007
Unaudited


The Company does not earn any significant revenues from a single customer.


12.       Income Taxes

      The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). This standard prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates.

      Under SFAS No. 109 income taxes are recognized for the following: a) amount of tax payable for the current year, and b) deferred tax liabilities and assets for future tax consequences of events that have been recognized differently in the financial statements than for tax purposes.

      The Company's current income taxes are as follows:
                                                                 Three Months    Three Months
                                                                        Ended           Ended
                                                                    March 31,       March 31,
                                                                         2007            2006

      Expected income tax recovery at statutory tax rate of 34% $    (109,798)   $    (73,368)
      Valuation allowance                                             109,798          73,368
                                                                -------------    ------------


      Current income taxes                                      $        --      $        --
                                                                -------------    ------------

      The Company has deferred income tax assets as follows:
                                                                 March 31,      December 31,
                                                                     2007              2006

      Deferred income tax assets                                $  840,798      $  731,000
      Valuation allowance                                         (840,798)       (731,000)
                                                                ----------      ----------

                                                                $        -      $        -
                                                                ----------      ----------



      As of March 31, 2007, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $2,472,000 (2006 -
      $2,182,000) that may be offset against future taxable income indefinitely.
      Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business, therefore, the amount available to offset future taxable income may be limited. Management determined that the deferred tax assets do not satisfy the recognition criteria of SFAS
      No. 109 and, it is more likely than not that the losses will not be utilized, accordingly, a full valuation allowance has been recorded for this amount.




                                      F-40

LOGICA HOLDINGS INC. AND SUBSIDIARIES
(FORMERLY: MAXIMUM AWARDS INC)
Notes to Unaudited Interim Proforma Condensed Consolidated Financial Statements
March 31, 2007
Unaudited




13.      Supplemental Disclosure of Cash Flow Information:
                                                                 Three Months    Three Months
                                                                        Ended           Ended
                                                                    March 31,       March 31,
                                                                         2007            2006
      Cash paid during the period for:

      Interest paid                                              $      2,429               -
      Income taxes paid                                                     -               -

14.      Subsequent Events

      On April 23, 2007, the Company agreed to undertake the reverse split of its authorized common stock at a ratio of fifteen to one. The issued and outstanding common stock was reduced from 36,782,970 to 2,452,198, with an amended par value of $0.015 per common stock.

      On July 9th, 2007, the Company finalized an agreement for the acquisition of Plays On The Net Plc ("POTN") for the purchase of 100% of the common stock of POTN and its subsidiary through the issuance of 12,000,000 common shares (post reverse split). The acquisition has been included in these unaudited pro-forma financial statements.







                                      F-41